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                                                                   Exhibit 10.11


                              CONSULTING AGREEMENT

      Reference is hereby made to that certain Employment Agreement ("Initial Prior Agreement") between Lions Gate Entertainment Corp. and its subsidiaries and parent companies (collectively "Lions Gate") and Gordon Keep ("Keep") that had an effective date as of October 1, 2000.

      Reference is hereby made to that certain Employment Agreement ("Prior Agreement") with an effective date of October 1, 2001, as the same was amended, between Lions Gate and Keep.

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lions Gate and Beaconsfield Management Services Ltd. f/s/o Gordon Keep (collectively "BMS") hereby enter into the following consulting agreement ("Consulting Agreement") that shall have an effective date of April 1, 2003.

      1. OPTIONS: (i) The parties acknowledge that the Initial Option Right set forth in paragraph 3 of the Initial Prior Agreement was not exercised and, as a consequence thereof, the final 25,000 stock options to which Keep is entitled under the Initial Prior Agreement vested on October 1, 2001; (ii) Keep's employment with Lions Gate shall be deemed to be continued for the Term (defined below) of this Consulting Agreement, as the same may be extended, solely in connection with any and all stock options that were granted to Keep under the Initial Prior Agreement and/or the Prior Agreement. For the sake of clarity, in the execution and/or interpretation of any Stock Option Plan to which Keep is a party, the period of Keep's employment with Lions Gate shall be deemed extended throughout the Term of this Agreement.

      2. CONSULTING ENGAGEMENT: Lions Gate agrees to engage BMS in a consulting capacity as set forth herein. BMS agrees to accept such engagement under the terms and conditions set forth below. During the Term, BMS shall be based at Lions Gate's offices in Vancouver, British Columbia, but shall agree to travel as reasonably required by BMS' duties and responsibilities hereunder.

      3. TERM: Commencing as of the effective date and ending September 30, 2003.

      4. FEES: BMS' Fees shall be C$5000 per month plus GST, payable at the conclusion of each month of the Term, without the need of invoice.

      5. SERVICES: BMS' services, duties and responsibilities shall be same as BMS' duties under both the Initial prior Agreement and the Prior Agreement, except that BMS shall not be responsible for Investor Relations nor shall BMS be responsible for the preparation of the 10K, 10Q's, or maintaining the minute books of Lions Gate's subsidiaries. BMS shall continue to keep the minute books of LGE Corp. BMS agrees to comply with all reasonable requirements, directions and requests, and with all reasonable rules and regulations made by Lions Gate in connection with the regular conduct of its business; to render services during BMS' engagement hereunder in a competent, conscientious and professional manner, and as instructed by Lions Gate in all matters.

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      BMS shall be entitled to the services of a full time assistant that is paid no more than C$18,000 during the Term.

      6. CONFIDENTIAL INFORMATION; RESULTS AND PROCEEDS: BMS expressly agrees that while engaged by Lions Gate, BMS will not disclose any confidential matters of Lions Gate prior to, during or after BMS' engagement including the specifies of this contract. In addition, BMS agrees that Lions Gate shall own all rights of every kind and character throughout the universe, in perpetuity to any material and/or idea suggested or submitted by BMS or suggested or submitted to BMS by a third party that occurs during the Term and are within the scope of BMS' responsibilities hereunder. BMS agrees that during the Term, Lions Gate shall own all other results and proceeds of BMS' services that are related to BMS' engagement and responsibilities hereunder.

      7. SEVERANCE ISSUES: In full and final settlement of any claims that BMS and/or Keep would be entitled to receive severance under both common and statutory law or any other form law, Lions Gate shall pay Keep an amount equal to C$80,233.08.

      8. NOTICES: All notices to be given pursuant to this Consulting Agreement shall be effected either by personal delivery in writing as follows:

           Lions Gate:

           Lions Gate Entertainment Corp
           4553 Glencoe Avenue, Suite 200
           Marina del Rey, California 90292
           Attention:  Jon Feltheimer and General Counsel

           Consultant:

           Beaconsfield Management Services Ltd. f/s/o Gordon Keep c/o Lions Gate Entertainment Corp
           Three Bentall Centre
           Suite 3123
           PO Box 49139
           595 Burrard Street
           Vancouver, British Columbia VAX 1J1

      9. COMPLETE AGREEMENT; MODIFICATIONS: Each party to this Consulting Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Consulting Agreement shall be valid or binding. This Consulting Agreement embodies the complete agreement and understanding between the parties and supersedes all prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof. Any modification of this Consulting Agreement will be effective only if it is in writing and signed by the party to be charged.


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      10. LAWS: This Consulting Agreement shall be governed by the internal laws of the Province of British Columbia. This Consulting Agreement may be executed via facsimile and/or in counter-parts and all such counter-parts and/or facsimile copies shall be deemed one and the same and an original of this Consulting Agreement.

      11. WAIVERS: Failure to require compliance with any provision or condition provided for under this Consulting Agreement at any one time, or several times, shall not be deemed a waiver or relinquishment of such provision or condition at any other time.

      12. ASSIGNMENT: BMS shall not assign any of BMS' rights or delegate any of BMS' duties under this Consulting Agreement.

      13. TERMINATION AND NON - RENEWAL: This Consulting Agreement shall terminate upon the happening of any one or more of the following events:

            a. The mutual written agreement between Lions Gate and BMS; or

            b. The death of Keep; or .

            c. Keep having become so physically or mentally disabled as to be incapable, even with a reasonable accommodation, of satisfactorily performing BMS' duties hereunder for a period of one hundred and twenty (120) days or more, or

            d. The determination on the part of Lions Gate that "cause" exists for termination of this Consulting Agreement; "cause" being defined as any of the following: 1) BMS's conviction of a felony or plea of nolo contendere to a felony; except a felony related to a traffic violation 2) commission, by act or omission, of any material act of dishonesty in the performance of BMS' duties hereunder; 3) material breach of this Consulting Agreement by BMS, or 4) any act of misconduct by BMS having a substantial material adverse effect on the business or reputation of Lions Gate.

            e. Lions Gate may terminate this Consulting Agreement without cause upon written notice, whereupon BMS shall be entitled to receive the following: the balance of BMS' Fees through the balance of the term

      14. TRADE SECRETS: The parties acknowledge and agree that during the term of this Consulting Agreement and in the course of the discharge of BMS' duties hereunder, BMS shall have access to and become acquainted with information concerning the operation of Lions Gate and its affiliated entities, including without limitation, financial, personnel, sales, planning and other information that is owned by Lions Gate and regularly used in the operation of Lions Gate's business and that this information constitutes Lions Gate's trade secrets. BMS agrees that BMS shall not disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this Consulting Agreement or at any other time thereafter, except as is required in the course of BMS' employment for Lions Gate.

      15. ARBITRATION: BMS and Lions Gate agree that any and all claims or controversies whatsoever brought by BMS, arising out of or relating to this Consulting Agreement, BMS' employment with Lions Gate, or otherwise arising between BMS and Lions

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Gate, will be settled by final and binding arbitration pursuant to the rules of the Arbitration Act (British Columbia) or other mutually agreeable authority. The obligation to arbitrate such claims will survive the termination of this Consulting Agreement. The arbitrator shall have the authority to grant all monetary or equitable relief (including, without limitation, injunctive relief and ancillary costs and fees). Judgment on any award rendered by the arbitrator may be entered and enforced by any court having jurisdiction thereof.

      If the foregoing represents BMS' understanding and agreement and BMS agrees to be legally bound by the foregoing terms and conditions, kindly so indicate in the place provided for BMS' signature below.

                                              Lions Gate Entertainment, Inc.



                                              By:
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                                              Its:
                                                  ------------------------------



Agreed to and Accepted:

Beaconsfield Management Services Ltd. /s/o Gordon Keep


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By:  Gordon Keep

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Gordon Keep


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